Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC.

REPORTS THIRD QUARTER EARNINGS

NAPLES, FLORIDA (October 28, 2008) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the third quarter ended September 30, 2008. HMA reported diluted earnings per share (“EPS”) from continuing operations, excluding refinancing costs, of $0.07, as shown in the accompanying table. HMA also reported net revenue of $1,081.9 million and earnings, before interest, refinancing and debt modification costs, income taxes, depreciation and amortization, gains and losses on sales of assets and minority interests (“EBITDA”) of $141.9 million. Income from continuing operations was $10.4 million, or $0.04 per diluted share, and net income was $6.4 million, or $0.02 per diluted share.

For continuing operations, compared to the prior year’s third quarter, net revenue increased 3.4%; net revenue per adjusted admission increased 4.4%; adjusted admissions, reflecting total admissions adjusted for outpatient volume, decreased 1.0%; admissions decreased 3.3% (approximately 0.6% from fewer uninsured patients); emergency room visits decreased 1.3%; and surgeries decreased 2.6%. EBITDA from continuing hospital operations for the quarter was $160.1 million, which represented a margin of 14.8%.

During the quarter, the company’s operations were negatively impacted by approximately $3.3 million, or approximately $0.01 per diluted share, which represented $2.1 million of lost revenue and actual expenses incurred attributable to two hurricanes and one tropical storm affecting over a dozen hospitals in Florida and Mississippi, as well as $1.2 million of compensation expense attributable to the company’s recent CEO change during the quarter.

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Health Management Associates, Inc./Page 2

“We are pleased with the progress that has been made during the third quarter, as we held bad debt expense relatively steady, significantly reduced our debt, and continued to improve our quality metrics,” said Gary D. Newsome, HMA’s President and Chief Executive Officer. “We have a very good foundation to build upon going forward as we implement a more disciplined operational focus. By focusing and successfully improving HMA’s hospital operation fundamentals, we will produce tangible results both in the near term and in the long run.”

For the third quarter, the provision for doubtful accounts, or bad debt expense, was $124.2 million, or 11.5% of net revenue, compared to $122.7 million, or 11.7% of net revenue, for the same quarter a year ago.

Uninsured discounts from continuing operations for the quarter were $149.8 million compared to $152.8 million for the same quarter a year ago, and charity/indigent care write-offs for the quarter were $25.5 million compared to $16.5 million for the same period a year ago. The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs, was 23.8% for the third quarter, compared to 24.0% for the same quarter a year ago.

Cash flow from continuing operating activities for the nine month period ended September 30, 2008 was $376.1 million, after cash interest and cash tax payments aggregating $141.4 million.

During the second quarter ended June 30, 2008, HMA utilized the net proceeds from a private placement of $250.0 million of 3.75% senior subordinated convertible notes due 2028 together with additional cash-on-hand to repurchase, in the open market, approximately $292.0 million in principal face value of HMA’s 4.375% convertible senior subordinated notes due 2023, leaving approximately $282.7 million in principal face value of such 4.375% convertible senior subordinated notes outstanding as of June 30, 2008. On August 1, 2008, holders of 99.9% of HMA’s remaining 4.375% convertible notes exercised a put right, and HMA repurchased $282.5 million of the principal face value of HMA’s outstanding 2023 convertible senior subordinated notes.

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Health Management Associates, Inc./Page 3

Between HMA’s repurchases of 4.375% convertible senior subordinated notes due 2023, HMA’s repayment of the Term B loan under the February 16, 2007 Credit Facility with Bank of America, N.A., and HMA’s repayment of miscellaneous minor debt, HMA will have reduced its net debt by approximately $500 million, or 13% of total debt, by December 31, 2008. Substantially all of HMA’s debt is fixed-rate with a total weighted average of 6.4%, and HMA’s first significant debt maturity occurs in February 2014.

HMA is reiterating its fiscal 2008 diluted EPS from continuing operations objective range to be between $0.41 and $0.47, excluding a previously reported gain from the Novant Health joint venture transaction and other items. As previously stated, HMA’s EPS objective is based on a net revenue objective range of $4.4 to $4.6 billion, and takes into account an admissions decrease for the full year of between 1% and 3%.

HMA’s management team will hold a conference call to discuss HMA’s consolidated financial results and the contents of this press release later this morning at 11:00 a.m. ET. Investors are invited to access the webcast via HMA’s website located at www.hma.com or via www.streetevents.com or join the conference call by dialing 877-476-3476. HMA will archive a copy of the audio webcast, along with any related information that HMA may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations,” for a period of 60 days following the conference call.

HMA’s mission is the delivery of compassionate and high quality health care services that improve the quality of life for its patients, physicians, and the communities it serves. HMA owns and operates 56 hospitals, with approximately 8,000 licensed beds, in non-urban communities located throughout the United States. All references to “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. or its affiliates.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, income or loss, capital expenditures, debt structure, bad debt expense, capital structure, other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

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Health Management Associates, Inc./Page 4

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report and subsequent Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net revenue	$1,081,914	$1,046,816	$3,339,785	$3,218,256
Operating expenses:
Salaries and benefits	449,421	421,538	1,365,841	1,279,374
Supplies	146,933	135,990	454,102	435,964
Provision for doubtful accounts	124,194	122,707	378,001	384,249
Depreciation and amortization	59,831	55,264	176,915	157,925
Rent expense	23,444	19,975	68,260	60,783
Other operating expenses	195,994	187,189	586,756	566,002

Total operating expenses	999,817	942,663	3,029,875	2,884,297

Income from operations	82,097	104,153	309,910	333,959
Other income (expense):
Gain (losses) on sales of assets including minority equity interests, net	1,201	(8)	211,154	3,251
Interest expense	(56,226)	(63,694)	(177,086)	(158,561)
Refinancing and debt modification costs	(9,495)	—	(20,958)	(761)

Income from continuing operations before minority interest and income taxes	17,577	40,451	323,020	177,888
Minority interests in (earnings) losses of consolidated entities	(4,569)	282	(10,754)	(625)

Income from continuing operations before income taxes	13,008	40,733	312,266	177,263
Income tax expense	(2,562)	(14,922)	(118,007)	(67,836)

Income from continuing operations	10,446	25,811	194,259	109,427
Income (loss) from discontinued operations, net of income taxes	(4,043)	4,663	(41,583)	(2,008)

Net income	$6,403	$30,474	$152,676	$107,419

Earnings (loss) per share:
Basic :
Continuing operations	$0.04	$0.10	$0.80	$0.45
Discontinued operations	(0.02)	0.02	(0.17)	—

Net income	$0.02	$0.12	$0.63	$0.45

Diluted :
Continuing operations	$0.04	$0.10	$0.79	$0.44
Discontinued operations	(0.02)	0.02	(0.17)	—

Net income	$0.02	$0.12	$0.62	$0.44

Dividends per share	$—	$—	$—	$10.00

Weighted average number of shares outstanding:
Basic	243,286	242,463	243,249	242,166
Add: Stock-based compensation arrangements	1,519	2,674	1,525	3,286
Convertible debt	—	—	—	1

Diluted	244,805	245,137	244,774	245,453

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$152,676	$107,419
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	182,196	162,741
Provision for doubtful accounts	378,001	384,249
Stock-based compensation expense	13,535	14,496
Minority interests in earnings of consolidated entities	10,754	625
Gains on sales of assets, including minority equity interests, net	(211,154)	(3,251)
Refinancing and debt modification costs	20,958	761
Long-lived asset impairment charge	921	—
Deferred income tax (benefit) expense	74,487	(3,387)
Changes in assets and liabilities of continuing operations:
Accounts receivable	(403,929)	(422,271)
Supplies and prepaid expenses	(6,536)	6,355
Prepaid and recoverable income taxes and income taxes payable	81,199	(7,998)
Deferred charges and other long-term assets	1,630	(6,415)
Accounts payable	26,482	18,248
Accrued expenses and other liabilities	13,247	(9,336)
Equity compensation excess income tax benefit	—	(273)
Loss from discontinued operations, net of income taxes	41,583	2,008

Net cash provided by continuing operating activities	376,050	243,971

Cash flows from investing activities:
Acquisitions of minority interests and other	(2,420)	(36,127)
Additions to property, plant and equipment	(159,450)	(210,302)
Proceeds from sales of assets and insurance recoveries	14,440	22,523
Proceeds from sales of discontinued operations	18,166	70,000
(Increases) decreases in restricted funds, net	5,391	(7,638)

Net cash used in continuing investing activities	(123,873)	(161,544)

Cash flows from financing activities:
Proceeds from long-term debt, net	244,471	2,707,608
Principal payments on debt and capital lease obligations	(732,294)	(325,320)
Proceeds from exercises of stock options	—	24,793
Payments of financing costs	(350)	(3,277)
Investments by minority shareholders	322,485	8,369
Cash distributions to minority shareholders	(2,891)	(2,774)
Payments of cash dividends	—	(2,425,001)
Equity compensation excess income tax benefit	—	273

Net cash used in continuing financing activities	(168,579)	(15,329)

Net increase in cash and cash equivalents before discontinued operations	83,598	67,098
Net decreases in cash and cash equivalents from discontinued operations:
Operating activities	(27,113)	(15,014)
Investing activities	(139)	(3,837)
Financing activities	(301)	(440)

Net increase in cash and cash equivalents	56,045	47,807
Cash and cash equivalents at beginning of period	123,987	66,814

Cash and cash equivalents at end of period	$180,032	$114,621

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2008	December 31, 2007
Assets
Current Assets:
Cash and cash equivalents	$180,032	$123,987
Accounts receivable, net	639,176	627,879
Other current assets	212,794	287,404
Assets of discontinued operations	33,594	79,150
Property, plant and equipment, net	2,413,145	2,403,746
Restricted funds	53,735	76,179
Other assets	1,035,629	1,045,574

	$4,568,105	$4,643,919

Liabilities and Stockholders’ Equity
Current liabilities	$499,549	$597,432
Deferred income taxes	117,884	70,457
Other long-term liabilities	309,658	308,210
Minority interests	146,528	20,223
Long-term debt	3,256,758	3,566,569
Stockholders’ equity	237,728	81,028

	$4,568,105	$4,643,919

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Total Hospitals (a)
Occupancy	41.9%	43.0%	45.5%	45.5%
Patient Days	303,622	314,093	990,712	992,067
Admissions	72,448	74,904	229,808	234,192
Adjusted Admissions	129,168	130,468	399,131	399,695
Average length of stay	4.2	4.2	4.3	4.2
Surgeries	67,518	69,288	207,732	210,090
Outpatient Revenue percentage	50.2%	50.1%	48.7%	48.8%
Inpatient Revenue percentage	49.8%	49.9%	51.3%	51.2%

(a)	Continuing Operations

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008 (a)	2007 (a)	2008 (a)	2007 (a)
Net revenue	$1,081,914	$1,046,816	$3,339,785	$3,218,256

Less acquisitions, corporate and other	—	—	45,976	35,815

Same hospital net revenue	$1,081,914	$1,046,816	$3,293,809	$3,182,441

Income from continuing operations before income taxes	$13,008	$40,733	$312,266	$177,263

Adjustments:
Interest expense	56,226	63,694	177,086	158,561
(Gains) losses on sales of assets, including minority equity interests	(1,201)	8	(211,154)	(3,251)
Depreciation and amortization	59,831	55,264	176,915	157,925
Minority interest in earnings (losses) of consolidated entities	4,569	(282)	10,754	625
Refinancing and debt modification costs	9,495	—	20,958	761

EBITDA (b)	141,928	159,417	486,825	491,884

Adjustment for acquisitions, corporate and other	18,172	14,252	67,131	61,159

Same hospital EBITDA	$160,100	$173,669	$553,956	$553,043

Same hospital EBITDA margins =
Same hospital EBITDA / same hospital net revenue (b)	14.8%	16.6%	16.8%	17.4%

(a)	Continuing operations.
(b)	EBITDA is defined as earnings before interest, refinancing and debt modification costs, income taxes, depreciation and amortization, gains and losses on sales of assets and minority interests. EBITDA margin is defined as EBITDA divided by net revenue. EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income or as an indicator of HMA’s operating performance or as an alternative to cash flows as a measure of HMA’s liquidity. Nevertheless, HMA believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of HMA’s financials statements, as it provides a measure of HMA’s liquidity. In addition, EBITDA is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use EBITDA in their calculations. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following tables provide information regarding income from continuing operations, excluding the impact of the gains on sales of certain assets and minority interests and refinancing and debt modification costs. These tables are a non-GAAP presentation; nonetheless, HMA believes that providing this detail is beneficial to investors and other readers of HMA’s financial statements due to the significant impact these items had on income from continuing operations.

	Three Months Ended September 30, 2008
	Continuing Operations	Refinancing and Debt Modification Costs	Total, As Reported
Income from continuing operations before income taxes	$22,503	$(9,495)	$13,008
Income tax expense	(5,841)	3,279	(2,562)

Income from continuing operations	$16,662	$(6,216)	$10,446

Earnings per share:
Basic	$0.07	$(0.03)	$0.04

Diluted	$0.07	$(0.03)	$0.04

	Nine Months Ended September 30, 2008
	Continuing Operations	Gains on Sales of Certain Assets and Minority Interests	Refinancing and Debt Modification Costs	Total, As Reported
Income from continuing operations before income taxes	$123,720	$209,504	$(20,958)	$312,266
Income tax expense	(45,303)	(80,825)	8,121	(118,007)

Income from continuing operations	$78,417	$128,679	$(12,837)	$194,259

Earnings per share:
Basic	$0.32	$0.53	$(0.05)	$0.80

Diluted	$0.32	$0.52	$(0.05)	$0.79

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